Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces

Second Quarter 2016 Financial Results

COSTA MESA, CA – August 4, 2016 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended June 29, 2016.

Highlights for the second quarter ended June 29, 2016, compared to the second quarter ended July 1, 2015 were as follows:

•	Total revenue increased 9.0% to $97.5 million compared to $89.5 million.

•	System-wide comparable restaurant sales grew 2.4%, including a 2.0% increase for company-operated restaurants, and a 2.7% increase for franchised restaurants.

•	Net income increased to $7.3 million, or $0.19 per diluted share, compared to $7.2 million, or $0.18 per diluted share in the prior year.

•	Pro forma net income(1) was $7.6 million, or $0.19 per diluted share, compared to $7.4 million, or $0.19 per diluted share.

•	Adjusted EBITDA(1) was $17.9 million compared to $17.0 million in the prior year.

(1)	Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP net income to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Steve Sather, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, “Throughout the second quarter we continued to make progress executing on the value, operational and service initiatives implemented during the past year. This is evident by our 20th consecutive quarter of system wide comparable restaurant sales growth, including traffic growth of 2.7% for company-operated restaurants. We are confident that we have the right strategy in place to continue delivering comparable restaurant sales.”

Sather continued, “Looking to the second half of the year, we have an exciting pipeline of growth ahead through both company-operated and franchised restaurants including our entrance into the Dallas market. We continue to expect to open 17-20 company-operated restaurants and 10-15 franchised restaurants in 2016.”

Second Quarter 2016 Financial Results

Company-operated restaurant revenue in the second quarter of 2016 increased 8.7% to $90.9 million, compared to $83.6 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 18 new restaurants opened during and subsequent to the second quarter of 2015.

Comparable company-operated restaurant sales in the second quarter increased 2.0%, driven by a 2.7% increase in traffic partially offset by a 0.7% decrease in average check.

Franchise revenue in the second quarter of 2016 increased 12.2% to $6.6 million, compared to $5.9 million in the second quarter of 2015. Franchised comparable restaurant sales increased 2.7% during the quarter. The growth in franchise revenue was largely driven by comparable restaurant sales growth, nine new restaurants opened during and subsequent to the second quarter of 2015 and fees associated with our point-of-sale system.

Restaurant contribution was $20.0 million, compared to $18.0 million in the second quarter of 2015. As a percent of company-operated restaurant revenue, restaurant contribution margin increased 40 basis points to 22.0%. The increase in restaurant contribution margin was primarily the result of an improvement in food and paper costs coupled with an increase in comparable restaurant sales, partially offset by higher labor and occupancy and other operating expenses.

Net income for the second quarter of 2016 was $7.3 million, or $0.19 per diluted share, compared to net income of $7.2 million, or $0.18 per diluted share in the second quarter of 2015. Pro forma net income was $7.6 million, or $0.19 per diluted share during the second quarter of 2016, compared to $7.4 million, or $0.19 per diluted share during the second quarter of 2015. A reconciliation between GAAP net income and pro forma net income is included in the accompanying financial data.

2016 Outlook

Based on current information, the Company is updating its guidance for the fiscal year 2016.

The company expects 2016 pro forma diluted net income per share ranging from $0.68 to $0.72. This compares to pro forma diluted net income per share of $0.71 in 2015. Pro forma net income guidance for fiscal year 2016 is based, in part, on the following updated annual assumptions:

•	System-wide comparable restaurant sales growth in the low single digits;

•	The opening of 17-20 new company-owned restaurants and 10-15 new franchised restaurants;

•	Restaurant contribution margin of 20.8% to 21.2%;

•	G&A expenses of between 8.0% and 8.2% of total revenue, excluding legal expenses related to securities class action litigation;

•	Pro forma income tax rate of 40.0%; and

•	Adjusted EBITDA of between $67.0 and $69.0 million.

The following definitions apply to these terms as used in this release:

Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. At June 29, 2016, there were 170 restaurants in our comparable company-operated restaurant base and 408 restaurants in our comparable system restaurant base.

Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”

EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net income is neither required by, nor presented in accordance with, GAAP. Pro forma net income reflects (i) costs related to loss on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) expenses and gains on the recovery of insurance proceeds related to a fire at one of our restaurants in 2015, (v) professional fees incurred as a result of the block trade of 5.96 million common shares in the second quarter of 2015, (vi) gain on the disposition of restaurants, and (vii) provision for income taxes at a normalized tax rate of 40.0%, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call to discuss financial results for the second quarter of 2016 today at 5:00 PM Eastern Time. Steve Sather, President and Chief Executive Officer, Larry Roberts, Chief Financial Officer, and Ed Valle, Chief Marketing Officer will host the call.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13640249. The replay will be available until Thursday, August 18, 2016. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco

El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 435 company-owned and franchised restaurants in Arizona, California, Nevada, Texas and Utah, El Pollo Loco is expanding its presence in key markets like Houston and Dallas through a combination of company and franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,”

“believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 30, 2015, file number 001-36556, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.

Investor Contact:

Fitzhugh Taylor, ICR

fitzhugh.taylor@icrinc.com

714-599-5200

Media Contact:

Christine Beggan, ICR

loco@icrinc.com

203-682-8200

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share data)

	Thirteen Weeks Ended						Twenty-Six Weeks Ended
	June 29, 2016			July 1, 2015			June 29, 2016			July 1, 2015
	$		%	$		%	$		%	$		%
Revenue:
Restaurant revenue		$90,877	93.2%		$83,575	93.4%		$179,246	93.4%		$168,308	93.6%
Franchise revenue		6,597	6.8%		5,879	6.6%		12,582	6.6%		11,572	6.4%

Total revenue		97,474	100.0%		89,454	100.0%		191,828	100.0%		179,880	100.0%
Costs of operations:
Food and paper cost (1)		27,032	29.7%		27,055	32.4%		53,800	30.0%		54,178	32.2%
Labor and related expenses (1)		24,361	26.8%		21,089	25.2%		48,868	27.3%		42,671	25.4%
Occupancy and other operating expenses (1)		19,496	21.5%		17,388	20.8%		38,330	21.4%		34,524	20.5%

Company restaurant expenses (1)		70,889	78.0%		65,532	78.4%		140,998	78.7%		131,373	78.1%
General and administrative expenses		8,287	8.5%		6,405	7.2%		17,524	9.1%		13,890	7.7%
Franchise expenses		1,239	1.3%		840	0.9%		2,163	1.1%		1,695	0.9%
Depreciation and amortization		3,964	4.1%		3,200	3.6%		7,722	4.0%		6,346	3.5%
Loss on disposal of assets		267	0.3%		85	0.1%		466	0.2%		166	0.1%
Expenses related to fire loss		—	—		—	—		48	—		—	—
Gain on recovery of insurance proceeds		(600)	-0.6%		—	—		(889)	-0.5%		—	—
Asset impairment and closed-store reserves		60	0.1%		(190)	-0.2%		134	0.1%		(139)	-0.1%

Total expenses		84,106	86.3%		75,872	84.8%		168,166	87.7%		153,331	85.2%

Gain on disposition of restaurants		33	—		—	—		33	—		—	—

Income from operations		13,401	13.7%		13,582	15.2%		23,695	12.4%		26,549	14.8%
Interest expense, net		830	0.9%		1,014	1.1%		1,656	0.9%		2,225	1.2%
Expenses related to selling shareholders		—	—		50	0.1%		—	—		50	—
Income tax receivable agreement (income) expense		(35)	—		226	0.3%		229	0.1%		477	0.3%

Income before provision for income taxes		12,606	12.9%		12,292	13.7%		21,810	11.4%		23,797	13.2%
Provision for income taxes		5,339	5.5%		5,062	5.7%		9,100	4.7%		9,776	5.4%

Net Income		$7,267	7.5%		$7,230	8.1%		$12,710	6.6%		$14,021	7.8%

Net income per share:
Basic		$0.19			$0.19			$0.33			$0.37
Diluted		$0.19			$0.18			$0.33			$0.36
Weighted average shares used in computing net income per share:
Basic		38,294,575			37,812,767			38,289,505			37,618,756
Diluted		38,962,802			39,085,206			38,981,610			39,002,974

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA

(dollar amounts in thousands)

	As of
	June 29, 2016	December 30, 2015
Balance Sheet Data:
Cash and cash equivalents	$9,496	$6,101
Total assets	467,018	461,028
Total debt	117,050	123,638
Total liabilities	208,717	216,395
Total stockholders’ equity	258,301	244,633

	Twenty-Six Weeks Ended
	June 29, 2016	July 1, 2015
Selected Operating Data:
Company-owned restaurants at end of period	188	174
Franchise restaurants at end of period	251	244
Company-owned:
Comparable restaurant sales	0.7%	1.5%
Units in the comparable base	170	159

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(dollar amounts in thousands)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2016	July 1, 2015	June 29, 2016	July 1, 2015
Adjusted EBITDA:
Net income, as reported	$7,267	$7,230	$12,710	$14,021
Provision for income taxes	5,339	5,062	9,100	9,776
Interest expense, net	830	1,014	1,656	2,225
Depreciation and amortization	3,964	3,200	7,722	6,346

EBITDA	17,400	16,506	31,188	32,368
Stock-based compensation expense	128	146	139	443
Loss on disposal of assets	267	85	466	166
Expenses related to fire loss	—	—	48	—
Gain on recovery of insurance proceeds	(600)	—	(889)	—
Asset impairment and closed-store reserves	60	(190)	134	(139)
Pre-opening costs	376	164	857	219
Gain on disposition of restaurants	(33)	—	(33)	—
Expenses related to selling shareholders	—	50	—	50
Income tax receivable agreement (income) expense	(35)	226	229	477
Securities class action legal expense	340	—	1,808	—

Adjusted EBITDA	$17,903	$16,987	$33,947	$33,584

EL POLLO LOCO HOLDINGS, INC.

UNAUDITED RECONCILIATION OF NET INCOME TO PRO FORMA NET INCOME

(dollar amounts in thousands, except share data)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	June 29, 2016	July 1, 2015	June 29, 2016	July 1, 2015
Pro forma net income:
Net income, as reported	$7,267	$7,230	$12,710	$14,021
Provision for taxes, as reported	5,339	5,062	9,100	9,776
Gain on disposition of restaurants	(33)	—	(33)	—
Income tax receivable agreement (income) expense	(35)	226	229	477
Expenses related to selling shareholders	—	50	—	50
Loss on disposal of assets	267	85	466	166
Expenses related to fire loss	—	—	48	—
Gain on recovery of insurance proceeds	(600)	—	(889)	—
Asset impairment and closed-store reserves	60	(190)	134	(139)
Securities class action legal expense	340	—	1,808	—
Provision for income taxes	(5,042)	(5,110)	(9,429)	(9,984)

Pro forma net income	$7,563	$7,353	14,144	14,367

Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.20	$0.19	$0.37	$0.38

Diluted	$0.19	$0.19	$0.36	$0.37

Weighted-average shares used in computing pro forma net income per share
Basic	38,294,575	37,812,767	38,289,505	37,618,756
Diluted	38,962,802	39,085,206	38,981,610	39,002,974